Exhibit 99.1

Structure Therapeutics Reports Second Quarter 2023 Financial Results

and Recent Highlights

Completed enrollment in 12-week Phase 2a study of oral GLP-1 receptor agonist, GSBR-1290

Topline data from Phase 2a and Phase 1b multiple ascending dose study of GSBR-1290 expected in latter half of fourth quarter 2023

SAN FRANCISCO – August 10, 2023 – Structure Therapeutics Inc. (NASDAQ: GPCR), a clinical-stage global biopharmaceutical company developing novel oral small molecule therapeutics for metabolic and cardiopulmonary diseases, today reported financial results for the second quarter June 30, 2023, and highlighted recent corporate achievements.

“We have continued our momentum and are on track to report topline data from our fully-enrolled Phase 2a study of GSBR-1290 in individuals living with Type 2 diabetes or obesity toward the end of the year,” said Raymond Stevens, Ph.D., Founder and CEO of Structure Therapeutics. “With the recent announcement of Dr. Ted Love joining our Board, key milestones ahead and our strong cash runway, we believe we are well-positioned to execute on building our oral incretin franchise and have begun activities to prepare for a global Phase 2b study of GSBR-1290 in 2024.”

Recent Highlights and Upcoming Milestones

GSBR-1290 for Type 2 Diabetes Mellitus (T2DM) and Obesity: Completed patient enrollment in the Phase 1b multiple-ascending dose (MAD), Phase 2a, and Japanese ethnobridging studies. Topline data are expected to be announced in latter half of fourth quarter 2023.

•	Structure Therapeutics presented data from the Phase 1 single ascending dose clinical study and preclinical data of GSBR-1290 at the 2023 American Diabetes Association (ADA) Annual Meeting in June 2023.

•	The Company recently completed enrollment in the Phase 2a study of GSBR-1290, enrolling 94 adult participants, including 40 individuals who are overweight or obese and otherwise healthy and 54 individuals who are overweight or obese with T2DM. The study evaluates the efficacy, safety, tolerability, and pharmacokinetics (PK) of GSBR-1290 over twelve weeks.

•	The Company recently completed enrollment of the ethnobridging study of GSBR-1290. Twelve healthy adult Japanese participants, randomized 3:1 to GSBR-1290 or placebo, and six healthy non-Japanese participants were enrolled to evaluate the safety, tolerability, and PK of single and multiple doses of GSBR-1290 over four weeks.

•	The Company is also planning to initiate a formulation bridging study to evaluate a tablet formulation of GSBR-1290 before the end of 2023 and has begun a wide range of other enabling activities in preparation for the planned global Phase 2b study in 2024.

Next-generation combination GLP-1R candidates

•	Beyond GSBR-1290, the Company continues to develop next generation combination GLP-1R candidates, including dual GLP-1R/GIPR agonists and amylin agonists, each designed with customized properties to achieve additional benefits.

ANPA-0073 and LTSE-2578 for Cardiopulmonary Diseases

•	The Company presented scientific posters of the discovery and Phase 1 clinical data of ANPA-0073, an oral small molecule agonist of the apelin/APJ receptor and the structure-based drug discovery of LTSE-1578, an oral small molecule antagonist of the LPAR1 receptor for pulmonary diseases at the 2023 American Thoracic Society (ATS) International Conference in May 2023.

Corporate

•	Structure Therapeutics recently announced the appointment of Ted W. Love, M.D. to its Board of Directors. Dr. Love brings more than 30 years of experience in the biopharmaceuticals industry and currently chairs the Biotechnology Innovation Organization (BIO) Board.

Second Quarter 2023 Financial Highlights

Cash Position: Cash, cash equivalents and short-term investments totaled $224.6 million at June 30, 2023. The Company expects its current cash, cash equivalents and short-term investments to fund operations through expected key clinical milestones through at least 2025.

R&D Expenses: Research and development expenses were $19.4 million for the quarter ended June 30, 2023, as compared to $10.2 million for the same period in 2022. The increase was primarily due to the advancement of the Company’s GLP-1R franchise and other research programs, and increases related to personnel expenses primarily due to an increase in personnel.

G&A Expenses: General and administrative expenses were $6.6 million for the quarter ended June 30, 2023, as compared to $3.8 million for the same period in 2022. The increase was primarily due to increases in professional service fees associated with operating as a publicly-traded company, and increases related to personnel expenses primarily due to an increase in personnel and stock-based compensation.

Net Loss: Net loss totaled $23.3 million for the quarter ended June 30, 2023, with non-cash stock-based compensation expense of $1.7 million, compared to $15.5 million for the same period in 2022 with non-cash stock-based compensation expense of $0.6 million.

About Structure Therapeutics

Structure Therapeutics is a leading clinical-stage biopharmaceutical company focused on discovering and developing innovative oral treatments for chronic metabolic and cardiopulmonary conditions with significant unmet medical needs. Utilizing its next generation structure-based drug discovery platform, the company has established a scientifically-driven, GPCR-targeted pipeline, featuring two wholly-owned proprietary clinical-stage small molecule compounds designed to surpass the limitations of traditional biologic and peptide therapies and be accessible to more patients around the world. For additional information, please visit www.structuretx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the Company’s future plans and prospects, the Company’s anticipated cash runway, any expectations regarding the safety or efficacy of GSBR-1290 and other candidates under development, the ability of GSBR-1290 to treat type 2 diabetes, obesity or related indications, plans with respect to regulatory submissions, the planned timing of the Company’s clinical trials, data results and continued development of GSBR-1290 and next generation combination GLP-1R candidates and expectations regarding an oral development candidate targeting GLP-1R. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to the Company’s ability to advance GSBR-1290, LTSE-2578, ANPA-0073 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the Company’s therapeutic candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the impact of any global pandemics, inflation, supply chain issues, rising interest rates and future bank failures on the Company’s business, its ability to protect its intellectual property and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2023, Quarterly Report on Form 10-Q filed with the SEC on May 11, 2023, and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share amounts)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$19,411	$10,181	$32,546	$18,673
General and administrative	6,576	3,779	13,090	8,239
Total operating expenses	25,987	13,960	45,636	26,912
Loss from operations	(25,987)	(13,960)	(45,636)	(26,912)
Interest and other income (expense), net	2,825	76	4,524	7
Loss before provision for income taxes	(23,162)	(13,884)	(41,112)	(26,905)
Provision for income taxes	118	64	143	124
Net loss	(23,280)	(13,948)	(41,255)	(27,029)
Less: Accretion of redeemable convertible preferred shares to their redemption value	—	(1,515)	—	(1,515)
Net loss attributable to ordinary shareholders	$(23,280)	$(15,463)	$(41,255)	$(28,544)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.20)	$(1.64)	$(0.44)	$(3.09)
Weighted-average ordinary shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	114,759	9,435	93,325	9,250

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Balance Sheet Data

(unaudited)

(In thousands)

	JUNE 30,	DECEMBER 31,
	2023	2022
Assets
Current assets:
Cash, cash equivalents and short-term investments	$224,587	$90,841
Prepaid expenses and other current assets	3,635	2,248
Total current assets	228,222	93,089
Property and equipment, net	1,078	1,031
Operating right-of-use assets	90	262
Other non-current assets	38	3,463
Total assets	$229,428	$97,845
Liabilities, redeemable convertible preferred shares and shareholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,699	$6,009
Accrued expenses and other current liabilities	9,241	6,741
Operating lease liabilities, current portion	73	260
Total current liabilities	15,013	13,010
Total liabilities	15,013	13,010
Redeemable convertible preferred shares issuable in series	—	199,975
Total shareholders’ equity (deficit)	214,415	(115,140)
Total liabilities, redeemable convertible preferred shares and shareholders’ equity (deficit)	$229,428	$97,845

Investors:

Jun Yoon, Chief Financial Officer

Structure Therapeutics Inc.

ir@structuretx.com

Media:

Dan Budwick

1AB

Dan@1abmedia.com